Exhibit 99.1

Virpax Pharmaceuticals Reports 2022 Year-End Results

BERWYN, PA, March 22, 2023 — Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced its financial results for the twelve months ended December 31, 2022, and other recent developments.

“We continue to make progress in our drug candidate programs as well as in our efforts to secure non-dilutive funding. Additionally, we have attracted leading physicians to advise on trial design, regulatory pathway and patient recruitment, as well as world-class partners to support our global sub-licensing plans for selected pipeline assets,” commented Anthony P. Mack, Chairman and Chief Executive Officer of Virpax.

“The work on developing an improved formulation for ProbudurTM, our leading drug product for postoperative pain management, has been completed. With this new formulation, we expect to demonstrate longer duration, manufacturing efficiencies and extended patent protection. We are working with Lipocure to scale up production of Probudur in anticipation of initiating Investigational New Drug Application (IND) enabling toxicity studies. It is currently expected that we will engage one of our CROs to initiate our pre-clinical animal studies towards the end of 2023.

“We recently announced that Dr. Neil Singla, a leading pain expert, will be working with Virpax to assist in the design and support of the clinical development strategy for Probudur.

In addition, Dr. Singla will work with us on patient recruitment and establishing relationships with patient advocacy groups as well as submissions for potential grants and additional cooperative research and development agreements (CRADAs),” continued Mr. Mack.

“The Molecular Envelope Technology (MET) that we have in-licensed from Nanomerics Ltd. is serving as the foundation for our other two Rx programs, EnveltaTM and NobrXiolTM. As stated previously, we expect to be able to reference the same MET preclinical data for both submissions, potentially saving us valuable time and money. With Envelta, the Company is working under our grant program with the National Center for Advancing Translational Sciences (NCATS) to scale up manufacturing in anticipation of an IND filing in 2024.

“With NobrXiol, we recently received our pre-IND guidance from the Food and Drug Administration ( FDA) to help guide us as we advance this drug candidate. To support our overall development plan, we have engaged two leading physicians experienced in pediatric epilepsy, Dr. Kenneth Sommerville and Dr. Lawrence Fried. Additionally, we have identified grant opportunities for NobrXiol and anticipate that Dr. Sommerville and Dr. Fried will assist our team in our grant and CRADA submissions,” added Mr. Mack.

“We are moving forward with our non-dilutive financing strategy with both grants and licensing opportunities. Our grant team, in conjunction with outside experts, identifies and evaluates grant opportunities and CRADAs where we believe we have a strong chance of success. We have applications in process, as well as pending applications and will continue to pursue this strategic approach.

“Finally, we have engaged exclusive advisors for our partnering and licensing efforts in key global markets. New England Investors is leading our effort for Envelta in the People’s Republic of China. Before they could begin their work, we were required to obtain a patent in China, which we obtained this past November. To date, we are encouraged by the initial interest and responses they have received.

“Destum Partners, whom we have engaged to lead our global strategic partnering and licensing efforts for our two potential OTC products (EpoladermTM, indicated for osteoarthritis pain, and AnQlar™, an intranasal mucosal viral barrier) and Probudur for the animal health market, have begun their outreach efforts. They are starting with Probudur and have identified several animal health care companies that have expressed initial interest. While these types of licensing deals take time to complete, we are optimistic based upon the level of interest to date.

“I believe we have a highly experienced and motivated team working to help us enter first-in-human trials. We have a solid strategy in place and expect that we will achieve some significant drug development milestones in 2023 as well as important regulatory milestones in 2024,” concluded Mr. Mack.

RECENT DEVELOPMENTS

●	On December 8, 2022, Virpax received Pre-Investigational New Drug (PIND) application guidance from the FDA for NobrXiol. The main purpose of a PIND submission is to obtain FDA guidance on the overall development plan for a new drug and to identify any need for further data prior to submitting an IND.

NobrXiol is the Company’s product candidate for the delivery of cannabidiol in the management of epilepsy in children and adults that utilizes Nanomerics’ Molecular Envelope Technology (MET) as its delivery system to cross the blood brain barrier, propelling the cannabidiol nanoparticles through the nose to the brain via the olfactory nerve.

●	On January 4, 2023, Virpax announced that it has engaged two leading physicians experienced in childhood epilepsy, Dr. Kenneth W. Sommerville and Dr. Lawrence Fried, to support the overall development plan for NobrXiol. Their involvement with this program is expected to include advising on trial design, regulatory pathway development and patient recruitment. Additionally, it is anticipated that they will support Virpax with patient advocacy groups and grant applications.

●	On January 10, 2023, Virpax announced that that the Company has engaged Destum Partners, Inc. to serve as the exclusive advisor for the Company’s partnering and licensing efforts in strategic global markets. This initial engagement will encompass the Company’s OTC product candidates, Epoladerm, indicated for osteoarthritis pain, and AnQlar, an intranasal mucosal viral barrier. Additionally, Destum Partners will work with Virpax on identifying a partner in the animal health market for its Rx product candidate, Probudur, a long-acting local anesthetic indicated for postoperative pain management.

●	On January 18, 2023, Virpax announced that it will utilize leading pain expert, Dr. Neil K. Singla, to assist in the design and support of the clinical development strategy for Probudur. Probudur is Virpax’s post-operative, long-acting anesthetic injection product candidate that is being developed to significantly reduce or eliminate the need for opioids after surgery in approved indications.

●	On January 31, 2023, Virpax announced the Company has engaged New England Investors, LLC to serve as the out-licensing advisor for Envelta in the People’s Republic of China. Envelta is Virpax’s non-opioid pain product candidate for acute and chronic pain including non-cancer pain that is being funded under an in-kind grant from NCATS, part of the National Institutes of Health (NIH).

●	On February 13, 2023, Virpax announced that the Company has completed FDA required preclinical toxicology studies for its licensed Molecular Envelope Technology. The Company believes MET may enhance the delivery of Virpax’s Envelta and NobrXiol product candidates. MET is also utilized in the Company’s AnQlar product candidate. These preclinical toxicology studies were performed to evaluate the safety of the MET platform and support the IND submission of each product candidate.

FINANCIAL RESULTS FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

Twelve Months Ended December 31, 2022

Operating Expenses

General and administrative expenses increased by $3,896,078, or 54%, to $11,082,463 for the year ended December 31, 2022, from $7,186,385 for the year ended December 31, 2021. The primary reasons for the increase in general and administrative costs were (i) an increase in legal costs associated with litigation defense efforts of $3,417,321, including a $2,000,000 estimated litigation liability, (ii) an increase in salaries and wages and employee benefits of $257,438, (iii) an increase in insurance costs related to directors’ and officers’ insurance of $216,134, (iv) an increase in non-executive board compensation of $181,667, and (v) an increase in grant writing and grant consulting fees of $114,973. This was offset by a decrease in stock-based compensation of $316,768.

Research and development expenses increased by $5,923,555, or 122%, to $10,762,670 for the year ended December 31, 2022, from $4,839,115 for the year ended December 31, 2021. The increase was primarily attributable to (i) an increase in preclinical activity of $3,826,920 related to AnQlar’s ongoing IND enabling studies and regulatory consulting, in addition to an increase in milestone payments of $500,000 made to Nanomerics related to AnQlar, (ii) an increase in NobrXiol of $599,800 mainly due to a milestone payment of $500,000 paid to Nanomerics upon achieving the study aim contained within a pre-clinical animal study,(iii) increases in preclinical and regulatory activity related to Epoladerm of $513,517, and (iv) an increase in preclinical work related to Probudur of $487,573 related to ongoing formula optimization.

Cash Flows

Operating Activities

For the year ended December 31, 2022, cash used in operations was $17,846,708 compared to $14,542,592 for the year ended December 31, 2021. The increase in cash used in operations was primarily the result of the increase in net loss offset by a decrease in prepaid expenses and current assets as well as an increase in current liabilities.

Financing Activities

Cash provided by financing activities was $51,329,788 during the year ended December 31, 2021, attributable primarily to net proceeds received from our initial public offering in February 2021 of $15,834,087 and the underwritten offering in September 2021 of $36,999,465, after deducting underwriting discounts and offering expenses. These proceeds were offset by the repayment in full of our RRD Note of $493,480 in February 2021 and repayments of our promissory notes and the unforgiven portion of the PPP Loan of an aggregate of $1,503,764. No financing activities took place during the year ended December 31, 2022.

At December 31, 2022, Virpax had cash of approximately $19.0 million.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop two other product candidates. PES200 is a product candidate being developed to manage post-traumatic stress disorder (PTSD) and NobrXiol™ is a product candidate being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax recently acquired global rights to NobrXiol. Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the uncertainties inherent in clinical testing; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on the Company’s business and results of operations; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s product candidates; the Company’s ability to continue to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that the Company files with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

-Tables to Follow -

VIRPAX Pharmaceuticals, Inc.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash	$18,995,284	$36,841,992
Prepaid expenses and other current assets	678,365	2,730,444
Total current assets	19,673,649	39,572,436
Total assets	$19,673,649	$39,572,436
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable and accrued expenses	$1,094,590	$2,087,691
Estimated litigation liability	2,000,000	—
Total current liabilities	3,094,590	2,087,691
Total liabilities	3,094,590	2,087,691
Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.00001, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 11,714,284 shares issued and outstanding as of December 31, 2022; 11,714,885 shares issued and outstanding as of December 31, 2021	117	117
Additional paid-in capital	60,933,569	60,188,535
Accumulated deficit	(44,354,627)	(22,703,907)
Total stockholders’ equity	16,579,059	37,484,745
Total liabilities and stockholders’ equity	$19,673,649	$39,572,436

VIRPAX Pharmaceuticals, Inc.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
OPERATING EXPENSES
General and administrative	$11,082,463	$7,186,385
Research and development	10,762,670	4,839,115
Total operating expenses	21,845,133	12,025,500
Loss from operations	(21,845,133)	(12,025,500)

OTHER INCOME (EXPENSE)
Interest expense	-	(92,822)
Other income	194,413	62,259
Other income (expense)	194,413	(30,563)
Loss before tax provision	(21,650,720)	(12,056,063)
Benefit from income taxes	—	—
Net loss	$(21,650,720)	$(12,056,063)

Basic and diluted net loss per share	$(1.85)	$(1.81)
Basic and diluted weighted average common stock outstanding	11,712,186	6,677,271

VIRPAX Pharmaceuticals, Inc.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(21,650,720)	$(12,056,063)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of PPP loan	—	(61,816)
Stock-based compensation	745,034	974,234
Change in operating assets and liabilities:
Prepaid expenses and other current assets	2,052,079	(2,712,171)
Accounts payable and accrued expenses	(993,101)	(686,776)
Estimated litigation liability	2,000,000	—
Net cash used in operating activities	(17,846,708)	(14,542,592)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	—	(503,764)
Proceeds from related party notes payable	—	100,000
Repayment of related party notes payable	—	(1,100,000)
Offering costs related to underwritten public offering	—	(3,020,535)
Proceeds from underwritten public offering of common stock	—	40,020,000
Offering costs related to initial public offering	—	(2,165,913)
Proceeds from initial public offering of common stock	—	18,000,000
Net cash provided by financing activities	—	51,329,788
Net change in cash	(17,846,708)	36,787,196
Cash, beginning of year	36,841,992	54,796
Cash, end of year	$18,995,284	$36,841,992

Supplemental disclosure of cash and non-cash financing activities
Cash paid for interest	$—	$362,822
Cash paid for taxes	$—	$—

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Or

Betsy Brod

Affinity Growth Advisors

betsy.brod@affinitygrowth.com

212-661-2231